Exhibit 4.3

EXECUTION COPY

MDC Partners Inc.

8.00% Convertible Unsecured Subordinate Debentures Due 2010

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT is made and entered into as of June 28, 2005 by and between MDC Partners Inc., a corporation continued under the laws of Canada (the ”Corporation”), and Scotia Capital Inc., CIBC World Markets Inc., TD Securities Inc. and GMP Securities Ltd., together with any successor entities (the “Underwriters”), pursuant to the underwriting agreement, dated as of June 10, 2005, between the Corporation and the Underwriters (the “Underwriting Agreement”).  In order to induce the Underwriters to enter into the Underwriting Agreement, the Corporation has agreed to provide the registration rights set forth in this Agreement.  The execution of this Agreement is a condition to the closing under the Underwriting Agreement.

1.             Certain Definitions.

For purposes of this Registration Rights Agreement, the following terms shall have the following meanings:

“1933 Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“1934 Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Additional Amounts” has the meaning assigned thereto in Section 2(d).

“Business Day” means any day other than a Saturday, Sunday or holiday in Toronto, Ontario.

“Canadian Prospectus” means the Canadian Prospectus dated June 20, 2005 relating to the offer and sale of the Securities, together with, in the case of sales to qualified institutional buyers pursuant to Rule 144A, the related U.S. private placement memorandum.

“Closing Date” means the date on which the Debentures are initially issued.

“Conversion Rate” shall have the meaning assigned such term in the Indenture.

“Debentures” means the 8.00% Convertible Unsecured Subordinate Debentures Due 2010, to be issued under the Indenture and sold by the Corporation to the

Underwriters, and securities (other than the Shares) of the Corporation issued in exchange therefor or in lieu thereof pursuant to the Indenture.

“Deferral Notice” has the meaning assigned thereto in Section 3(b).

“Deferral Period” has the meaning assigned thereto in Section 3(b).

“Effective Time” means the time and date as of which the SEC declares the Resale Registration Statement effective or as of which the Resale Registration Statement otherwise becomes effective.

“Effectiveness Period” has the meaning assigned thereto in Section 2(a).

 “Holder” means a Person who owns, beneficially or otherwise, Registrable Securities.

“Indenture” means the Indenture dated as of June 28, 2005, between the Corporation and the Trustee, pursuant to which the Debentures are being issued, as such Indenture is amended, modified or supplemented from time to time in accordance with the terms thereof.

“Material Event” has the meaning assigned thereto in Section 3(a)(iii).

“Notice and Questionnaire” means a written notice delivered to the Corporation containing substantially the information called for by the Form of Selling Securityholder Notice and Questionnaire attached as Annex A to the Canadian Prospectus.

“Notice Holder” means, on any date, any Holder that has delivered a Notice and Questionnaire to the Corporation on or prior to such date.

“Person” means a corporation, association, partnership, organization, business, individual, government or political subdivision thereof or governmental agency.

“Prospectus” means the prospectus included in any Resale Registration Statement, as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means the Securities; provided, however, that such Securities shall cease to be Registrable Securities when (i) in the circumstances contemplated by Section 2(a), a registration statement registering such Securities under the 1933 Act has been declared or becomes effective and such Securities have been sold or otherwise transferred by the Holder thereof pursuant to such effective registration statement; (ii) such Securities are sold pursuant to Rule 144 under circumstances in which any legend borne by such Securities relating to restrictions on transferability thereof, under the 1933 Act or otherwise, is removed or such Securities are eligible to be sold pursuant to Rule 144(k) or any successor provision; or (iii) such Securities shall cease to be outstanding (including, in the case of the Debentures, upon conversion into Shares).

“Registration Default” has the meaning assigned thereto in Section 2(d).

“Registration Expenses” has the meaning assigned thereto in Section 5.

“Resale Registration Statement” has the meaning assigned thereto in Section 2(a), as amended or supplemented by any amendment or supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Resale Registration Statement.

“Rule 144,” “Rule 144A,” “Rule 405” and “Rule 415” means, in each case, such rule as promulgated under the 1933 Act.

“SEC” means the Securities and Exchange Commission, or any other federal agency at the time administering the 1934 Act or the 1933 Act, whichever is the relevant statute for the particular purpose.

“Securities” means, collectively, the Debentures and the Shares.

“Shares” means the Class A Subordinate Voting Shares, no par value, into which the Debentures are issuable pursuant to the terms of the Indenture, including upon conversion, redemption, repurchase or maturity of the Debentures.

“TIA” means the United States Trust Indenture Act of 1939, or any successor thereto, and the rules, regulations and forms promulgated thereunder, all as the same shall be amended from time to time.

“Trustee” means Computershare Trust Company of Canada, or any successor entity, as trustee.

“Underwriting Agreement” has the meaning specified in the first paragraph of this Agreement.

Unless the context otherwise requires, any reference herein to a “Section” or “clause” refers to a Section or clause, as the case may be, of this Agreement, and the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision.  Unless the context otherwise requires, any reference to a statute, rule or regulation refers to the same (including any successor statute, rule or regulation thereto) as it may be amended from time to time.

2.             Registration Under the 1933 Act.

(a)           The Corporation agrees to use its reasonable best efforts to file under the 1933 Act by no later than September 30, 2005 a resale registration statement on Form S-1, or Form S-3, if available, providing for the registration of and the sale on a continuous or delayed basis of all of the Registrable Securities pursuant to Rule 415 or any similar rule that may be adopted by the SEC (the “Resale Registration Statement”).  The Corporation agrees to use its reasonable best efforts to (A) cause the Resale Registration Statement to become or be declared effective on or before December 31, 2005 and (B) keep such Resale Registration Statement continuously effective for a period (the “Effectiveness Period”) until the earlier of (i) two years following the issue date of the Debentures or (ii) such time as there are no longer any Registrable Securities outstanding, subject to the Deferral Periods set forth in Section 3(b).  None of the Corporation’s securityholders (other than Holders of Registrable Securities) shall have the right to include any of the Corporation’s securities in the Resale Registration Statement.

(b)           The Corporation further agrees to supplement or make amendments to the Resale Registration Statement, as and when required by the rules, regulations or instructions applicable to the registration form used for such Resale Registration Statement or by the 1933 Act or the 1934 Act, and the Corporation agrees to furnish to the Holders of the Registrable Securities copies of any such supplement or amendment prior to its being used or promptly following its filing with the SEC.  Except as provided in Section 3(b) hereof, if the Resale Registration Statement, as amended or supplemented from time to time, ceases to be effective for any reason at any time during the Effectiveness Period (other than because all Registrable Securities registered thereunder shall have been sold pursuant thereto or shall have otherwise ceased to be Registrable Securities), the Corporation shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof.  On and after the time the Resale Registration Statement has become effective until the Corporation is eligible to file a Resale Registration Statement on Form S-3, the Corporation will not be required to amend the Resale Registration Statement to include additional Holders more than once every 30 calendar days.

(c)           Each Holder of Registrable Securities agrees that if such Holder wishes to sell Registrable Securities pursuant to the Resale Registration Statement and related Prospectus, it will do so only in accordance with this Section 2(c) and Section 3(b).  Each Holder of Registrable Securities wishing to sell Registrable Securities pursuant to the Resale Registration Statement and related Prospectus agrees to deliver a Notice and Questionnaire to the Corporation at least five (5) Business Days prior to any intended distribution of Registrable Securities under the Resale Registration Statement.  From and after the date the Resale Registration Statement is declared effective, the Corporation shall, as promptly as is practicable after the date a Notice and Questionnaire is delivered, and in any event within five (5) Business Days after such date, (i) if required by applicable law, file with the SEC a post-effective amendment to the Resale Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling security holder in the Resale Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and to be bound by the provisions of this Agreement applicable to such Holder and, if the Corporation shall file a post-effective amendment to the Resale Registration Statement, use its reasonable best efforts to cause such post-effective amendment to be declared effective under the 1933 Act as promptly as is practicable; (ii) provide such Holder copies of any documents filed pursuant to Section 2(c)(i); and (iii) notify such Holder promptly after the effectiveness under the 1933 Act of any post-effective amendment filed pursuant to Section 2(c)(i); provided that if such Notice and Questionnaire is delivered during a Deferral Period, the Corporation shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Deferral Period in accordance with Section 3(b).  Notwithstanding anything contained herein to the contrary, the Corporation shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in any Resale Registration Statement or related Prospectus; provided, however, that any Holder that becomes a Notice Holder pursuant to the provisions of this Section 2(c) (whether or not such Holder was a Notice Holder at the time the Resale Registration Statement was declared effective) shall be named as a selling securityholder in the Resale Registration Statement or related Prospectus in accordance with the requirements of this Section 2(c).

(d)           If any of the following events (any such event a “Registration Default”) shall occur, then liquidated damages (the “Additional Amounts”) shall become payable in respect of the Securities as follows:

(i)            if the Resale Registration Statement is not declared effective by the SEC by December 31, 2005, then commencing on January 1, 2006, Additional Amounts shall accrue with respect to any outstanding Debentures that are Registrable Securities, at a rate per annum equal to 0.50% for the first six-month period following December 30, 2005 and if the Resale Registration Statement is not declared effective by June 30, 2006, then commencing on July 1, 2006, such Additional Amounts shall increase by an additional 0.50% so that Additional Amounts on the Debentures shall accrue at a rate per annum equal to 1.0% thereafter; or

(ii)           if the Corporation has failed to perform its obligations set forth in Sections 2(b) or 2(c) hereof within the time periods required therein, then commencing on the first day after the date by which the Corporation was required to perform such obligations, Additional Amounts shall accrue with respect to any outstanding Debentures that are Registrable Securities, at a rate per annum equal to 0.50% for the first six-month period and increasing an additional 0.50% after such six-month period so that Additional Amounts on the Debentures shall accrue at a rate per annum equal to 1.0% thereafter; or

(iii)          except as provided in Section 3(b) hereof, if the Resale Registration Statement has been declared effective but such Resale Registration Statement ceases to be effective at any time during the Effectiveness Period, then commencing on the day such Resale Registration Statement ceases to be effective, Additional Amounts shall accrue with respect to any outstanding Debentures that are Registrable Securities, at a rate per annum equal to 0.50% for the first six-month period and increasing an additional 0.50% after such six-month period so that Additional Amounts on the Debentures shall accrue at a rate per annum equal to 1.0% thereafter; or

(iv)          if the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 3(b) hereof, then commencing on the day the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period, Additional Amounts shall accrue with respect to any outstanding Debentures that are Registrable Securities at a rate per annum equal to 0.50% for the first six-month period and increasing an additional 0.50% after such six-month period so that Additional Amounts on the Debentures shall accrue at a rate per annum equal to 1.0% thereafter;

provided, however, that the Additional Amounts shall in no event accrue at a rate greater than 1.0% per annum and shall not be payable under more than one clause above for any given period of time; provided further, however, that (1) upon the effectiveness of the Resale Registration Statement (in the case of clause (i) above), (2) upon the Corporation’s performing its obligations set forth in Sections 2(b) and 2(c) hereof within the time periods required therein (in the case of clause (ii) above), (3) upon the effectiveness of the Resale Registration Statement which had ceased to remain effective (in the case of clause (iii) above), (4) upon the termination of the Deferral Period that caused the limit on the aggregate duration of Deferral Periods in a period set forth in Section 3(b) to be exceeded (in the case of clause (iv) above), (6) upon the termination of certain transfer restrictions on the Securities as a result of the application of Rule 144(k) or any successor provision, or (7) as of June 30, 2007, Additional Amounts on the Debentures as a result of such clause, as the case may be, shall cease to accrue; provided, that in the case of clause (1) above, the Additional Amounts shall cease to accrue at the end of the six-month period in which the Resale Registration Statement becomes effective.

Additional Amounts on the Debentures, if any, will be payable in cash on June 30 and December 31 of each year (the “Additional Amounts Payment Date”) to holders of record of outstanding Registrable Securities on each preceding June 15 and December 15; provided, that any Additional Amounts accrued with respect to any Debentures or portion thereof called for redemption on a redemption date or converted into Shares on a conversion date prior to the Registration Default shall, in any such event, be paid instead to the Holder who submitted such Debentures or portion thereof for redemption or conversion on the applicable redemption date or conversion date, as the case may be, on such date (or promptly following the conversion date, in the case of conversion).  Following the cure of all Registration Defaults requiring the payment of Additional Amounts by the Corporation to the Holders of outstanding Debentures that are Registrable Securities pursuant to this Section, the accrual of Additional Amounts will cease (without in any way limiting the effect of any subsequent Registration Default requiring the payment of Additional Amounts by the Corporation).

All obligations of the Company set forth in this Section 2(d) that are outstanding with respect to any outstanding Registrable Securities at the time such Security ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such outstanding Registrable Security shall have been satisfied in full.

The Trustee shall be entitled, on behalf of Holders of Securities, to seek any available remedy for the enforcement of this Agreement, including for the payment of any Additional Amounts.  Notwithstanding the foregoing, the parties agree that the sole monetary damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be as set forth in this Section 2(d).  Nothing shall preclude a Notice Holder or Holder of Registrable Securities from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.

3.             Registration Procedures.

The following provisions shall apply to the Resale Registration Statement filed pursuant to Section 2:

(a)           The Corporation shall:

(i)            prepare and file with the SEC a registration statement on any appropriate form which may be utilized by the Corporation and which shall permit the disposition of the Registrable Securities in accordance with the intended method or methods thereof, as specified in writing by the Holders of the Registrable Securities, and use its reasonable best efforts to cause such registration statement to become effective in accordance with Section 2(a) above;

(ii)           use its reasonable best efforts to prepare and file with the SEC such amendments and post-effective amendments to the Resale Registration Statement as may be necessary to keep such Resale Registration Statement continuously effective until the expiration of the Effectiveness Period; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the 1933 Act; and comply with the provisions of the 1933 Act applicable to it with respect to the disposition of all Securities covered by such Resale Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Resale Registration Statement as so amended or such Prospectus as so supplemented;

(iii)          promptly notify the Notice Holders of Registrable Securities (A) when such Resale Registration Statement or the Prospectus included therein or any amendment or supplement to the Prospectus or post-effective amendment has been filed with the SEC, and, with respect to such Resale Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request, following the effectiveness of the Resale Registration Statement by the SEC or any other Federal or state governmental authority for amendments or supplements to the Resale Registration Statement or related Prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Resale Registration Statement or the initiation or written threat of any proceedings for that purpose, (D) of the receipt by the Corporation of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or written threat of any proceeding for such purpose, (E) of the occurrence of (but not the nature of or details concerning) any event or the existence of any fact (a “Material Event”) as a result of which any Resale Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that no notice by the Corporation shall be required pursuant to this clause (E) in the event that the Corporation either promptly files a Prospectus supplement to update the Prospectus or a Form 8-K or other appropriate 1934 Act report that is incorporated by reference into the Resale Registration Statement, which, in either case, contains the requisite information with respect to such Material Event that results in such Resale Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements contained therein not misleading), (F) of the determination by the Corporation that a post-effective amendment to the Resale Registration Statement will be filed with the SEC, which notice may, at the discretion of the Corporation (or as required pursuant to Section 3(b)), state that it constitutes a Deferral Notice, in which event the provisions of Section 3(b) shall apply or (G) at any time when a Prospectus is required to be delivered under the 1933 Act, that the Resale Registration Statement, Prospectus, Prospectus amendment or supplement or post-effective amendment does not conform in all material respects to the applicable requirements of the 1933 Act and the TIA and the rules and regulations of the SEC thereunder;

(iv)          prior to any public offering of the Registrable Securities pursuant to the Resale Registration Statement, use reasonable best efforts to register or qualify or cooperate with the Notice Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Notice Holder reasonably requests in writing (which request may be included in the Notice and Questionnaire); prior to any public offering of the Registrable Securities pursuant to the Resale Registration Statement, use its reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period in connection with such Notice Holder’s offer and sale of Registrable Securities pursuant to such registration or qualification (or exemption therefrom) and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities in the manner set forth in the Resale Registration Statement and the related Prospectus; provided, that the Corporation will not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Agreement or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject;

(v)           use its reasonable best efforts to prevent the issuance of, and if issued, to obtain the withdrawal of any order suspending the effectiveness of the Resale Registration Statement or any post-effective amendment thereto, and to lift any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in each case at the earliest practicable date;

(vi)          upon reasonable notice, for a reasonable period prior to the filing of the Resale Registration Statement, and throughout the Effectiveness Period, make available at reasonable times at the Corporation’s principal place of business or such other reasonable place for inspection by a representative appointed by the Notice Holders in connection with an underwritten offering (or any underwriter, placement agent or counsel acting on their behalf), who shall certify to the Corporation that they have a current intention to sell their Registrable Securities pursuant to the Resale Registration Statement, such financial and other information and books and records of the Corporation, and cause the officers, employees and independent certified public accountants of the Corporation to respond to such inquiries, as shall be reasonably necessary, in the judgment of the counsel to such Notice Holders, to conduct a reasonable “due diligence” investigation; provided, however, that each such representative appointed by the Notice Holders in connection with an underwritten offering shall be required to maintain in confidence and not to disclose to any other person any information or records reasonably designated by the Corporation in writing as being confidential, until such time as (A) such information becomes a matter of public record (whether by virtue of its inclusion in the Resale Registration Statement or otherwise) or (B) such person shall be required so to disclose such information pursuant to a subpoena or order of any court or other governmental agency or body having jurisdiction over the matter (subject to the requirements of such order, and only after such person shall have given the Corporation prompt prior written notice of such requirement and the opportunity to contest the same or seek an appropriate protective order);

(vii)         if reasonably requested by any Notice Holder, promptly incorporate in a Prospectus supplement or post-effective amendment to the Resale Registration Statement such information as such Notice Holder shall, on the basis of a written opinion of nationally-recognized counsel experienced in such matters, determine to be required to be included therein by applicable law and make any required filings of such Prospectus supplement or such post-effective amendment; provided, that the Corporation shall not be required to take any actions under this Section 3(a)(vii) that are not, in the reasonable opinion of counsel for the Corporation, in compliance with applicable law;

(viii)        promptly furnish to each Notice Holder, upon their request and without charge, at least one (1) conformed copy of the Resale Registration Statement and any amendments thereto, including financial statements but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits (unless requested in writing to the Corporation by such Notice Holder); and

(ix)           during the Effectiveness Period, deliver to each Notice Holder in connection with any sale of Registrable Securities pursuant to the Resale Registration Statement, without charge, as many copies of the Prospectus relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such Notice Holder may reasonably request; and the Corporation hereby consents (except during such periods that a Deferral Notice is outstanding and has not been revoked) to the use of such Prospectus or each amendment or supplement thereto by each Notice Holder in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein.

(b)           Upon (A) the issuance by the SEC of a stop order suspending the effectiveness of the Resale Registration Statement or the initiation of proceedings with respect to the Resale Registration Statement under Section 8(d) or 8(e) of the 1933 Act, (B) the occurrence of any event or the existence of any Material Event as a result of which the Resale Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the occurrence or existence of any corporate development that, in the discretion of the Corporation, makes it appropriate to suspend the availability of the Resale Registration Statement and the related Prospectus, the Corporation will (i) in the case of clause (B) above, subject to the third sentence of this provision, promptly prepare and file a post-effective amendment to such Resale Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Resale Registration Statement and Prospectus so that such Resale Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to the Resale Registration Statement, subject to the third sentence of this provision, use reasonable efforts to cause it to be declared effective as promptly as is practicable, or (ii)

give notice to the Notice Holders that the availability of the Resale Registration Statement is suspended (a “Deferral Notice”).  Upon receipt of any Deferral Notice, each Notice Holder agrees not to sell any Registrable Securities pursuant to the Resale Registration Statement until such Notice Holder’s receipt of copies of the supplemented or amended Prospectus provided for in clause (i) above, or until it is advised in writing by the Corporation that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus.  The Corporation will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) above, as promptly as is practicable, (y) in the case of clause (B) above, as soon as, in the good-faith judgment of the Corporation, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of the Corporation or, if necessary to avoid unreasonable burden or expense, as soon as practicable thereafter and (z) in the case of clause (C) above, as soon as, in the discretion of the Corporation, such suspension is no longer appropriate.  The period during which the availability of the Resale Registration Statement and any Prospectus is suspended (the “Deferral Period”), without the Corporation incurring any obligation to pay liquidated damages pursuant to Section 2(d), shall not exceed ninety (90) days in the aggregate in any consecutive 365-day period.

(c)           Each Holder of Registrable Securities agrees that upon receipt of any notice from the Corporation, pursuant to Section 3(a)(iii)(E), such Holder shall forthwith discontinue (and cause any placement or sales agent or underwriters acting on their behalf to discontinue) the disposition of Registrable Securities pursuant to the registration statement applicable to such Registrable Securities until such Holder (i) shall have received copies of such amended or supplemented Prospectus and, if so directed by the Corporation, such Holder shall deliver to the Corporation (at the Corporation’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the Prospectus covering such Registrable Securities at the time of receipt of such notice or (ii) shall have received notice from the Corporation that the disposition of Registrable Securities pursuant to the Registration may continue.

(d)           The Corporation may require each Holder of Registrable Securities as to which any registration pursuant to Section 2(a) is being effected to furnish to the Corporation such information regarding such Holder and such Holder’s intended method of distribution of such Registrable Securities as the Corporation may from time to time reasonably request in writing, but only to the extent that such information is required in order to comply with the 1933 Act.  Each such Holder agrees to notify the Corporation as promptly as practicable of any inaccuracy or change in information previously furnished by such Holder to the Corporation or of the occurrence of any event in either case as a result of which any Prospectus relating to such registration contains or would contain an untrue statement of a material fact regarding such Holder or such Holder’s intended method of disposition of such Registrable Securities or omits to state any material fact regarding such Holder or such Holder’s intended method of disposition of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading, and promptly to furnish to the Corporation any additional information required to correct and update any previously furnished information or required so that such Prospectus shall not contain, with respect to such Holder or the disposition of such Registrable

Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(e)           The Corporation shall comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earning statements (which need not be audited) satisfying the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder (or any similar rule promulgated under the 1933 Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Corporation commencing after the effective date of the Resale Registration Statement, which statements shall cover said 12-month periods.

(f)            The Corporation shall provide a CUSIP number for all Registrable Securities covered by the Resale Registration Statement not later than the effective date of such Resale Registration Statement and provide the Trustee for the Debentures and the transfer agent for the Shares with printed certificates for the Registrable Securities that are in a form eligible for deposit with the Depository with respect thereto.

(g)           The Corporation shall use its reasonable efforts to provide such information as is required for any filings required to be made with the National Association of Securities Dealers, Inc. (“NASD”), The Nasdaq Stock Market, Inc. (“Nasdaq”), and the Toronto Stock Exchange (“TSX”).

(h)           Until the expiration of two years after the Closing Date, the Corporation will not, and will not permit any of its “affiliates” (as defined in Rule 144) to, resell any of the Securities that have been reacquired by any of them except pursuant to an effective registration statement under the 1933 Act.

(i)            The Corporation shall enter into such customary agreements and take all such other necessary and lawful actions in connection therewith (including those requested by the holders of a majority of the Registrable Securities being sold) in order to expedite or facilitate disposition of such Registrable Securities.

4.             Holder’s Obligations.

Each Holder agrees, by acquisition of the Registrable Securities, that no Holder of Registrable Securities shall be entitled to sell any of such Registrable Securities pursuant to the Resale Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Corporation with a Notice and Questionnaire as required pursuant to Section 2(c) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence.  Each Notice Holder agrees promptly to furnish to the Corporation all information required to be disclosed in order to make the information previously furnished to the Corporation by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Registrable Securities as may be required to be disclosed in the Resale Registration Statement under applicable law or pursuant to SEC comments.  Each Holder further agrees not to sell any Registrable Securities pursuant to the Resale Registration Statement without delivering, or causing to be delivered, a Prospectus to the purchaser thereof and, following termination of the Effectiveness Period, to notify the Corporation, within 10 business days of request, of the amount of Registrable Securities sold pursuant to the Resale Registration Statement and, in the absence of a response, the Corporation may assume that all of the Holder’s Registrable Securities were so sold.

5.             Registration Expenses.

The Corporation agrees to bear and to pay or cause to be paid promptly upon request being made therefor all expenses incident to the Corporation’s performance of or compliance with this Agreement, including (a) all registration and filing fees and expenses (including SEC, NASD, Nasdaq and TSX fees and expenses) (b) all fees and expenses in connection with the qualification of the Securities for offering and sale under the State securities and Blue Sky laws referred to in Section 3(a)(iv) hereof, including reasonable fees and disbursements of one counsel for the placement agent or underwriters, if any, in connection with such qualifications, (c) all expenses relating to the preparation, printing, distribution and reproduction of the Resale Registration Statement, the related Prospectus, each amendment or supplement to each of the foregoing, the certificates representing the Securities and all other documents relating hereto, (d) fees and expenses of the Trustee under the Indenture, any escrow agent or custodian, and of the registrar and transfer agent for the Shares, (e) fees, disbursements and expenses of counsel and independent certified public accountants of the Corporation (including the expenses of any opinions or “cold comfort” letters required by or incident to such performance and compliance) and (f) reasonable fees, disbursements and expenses of one counsel for the Holders of Registrable Securities retained in connection with the Resale Registration Statement, as selected by the Corporation (unless reasonably objected to by Holders of at least a majority in aggregate principal amount of the Registrable Securities being registered), and fees, expenses and disbursements of any other persons, including special experts, retained by the Corporation in connection with such registration (collectively, the “Registration Expenses”).  To the extent that any Registration Expenses are incurred, assumed or paid by any Holder of Registrable Securities or any placement agent therefor or underwriter thereof, the Corporation shall reimburse such person for the full amount of the reasonable Registration Expenses so incurred, assumed or paid promptly after receipt of a documented request therefor.  Notwithstanding the foregoing, the Holders of the Registrable Securities being registered shall pay all placement agent fees and commissions and underwriting discounts and commissions attributable to the sale of such Registrable Securities and the fees and disbursements of any counsel or other advisors or experts retained by such Holders (severally or jointly), other than the counsel and experts specifically referred to above.

6.             Indemnification and Contribution.

(a)           The Corporation agrees to indemnify and hold harmless each Holder of Registrable Securities covered by any Resale Registration Statement (including the

Underwriters), the directors, officers, employees and agents of each such Holder and each Person who controls any such Holder within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities, or actions in respect thereof, (including, but not limited to, any loss, claim, damage, liability or action relating to resale of the Registrable Securities under such Resale Registration Statement) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any preliminary Prospectus or the Prospectus, in light of the circumstances under which they were made), and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Corporation will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Corporation by or on behalf of any such Holder specifically for inclusion therein.  This indemnity agreement will be in addition to any liability which the Corporation may otherwise have.

The Corporation also agrees to indemnify or contribute as provided in Section 6(d) to Losses (as defined herein) of each underwriter of Securities, registered under the Resale Registration Statement, their directors, officers, employees or agents and each Person who controls such underwriter on substantially the same basis as that of the indemnification of the Underwriter and the Holders provided in this Section 6(a), and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement.

(b)           Each Holder of Registrable Securities covered by the Resale Registration Statement (including any Underwriters who holds such Registrable Securities) severally agrees to indemnify and hold harmless the Corporation, each of its directors, each of its officers who signs such Resale Registration Statement and each Person who controls the Corporation within the meaning of either the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity from the Corporation to each such Holder, but only with reference to written information relating to such Holder furnished to the Corporation by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.  The liability of any Holder, its director, officers, or any person who controls such Holder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate proceeds received by such Person for the Registrable Securities sold by such Person under the Resale Registration Statement.

(c)           Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d)           If the indemnification provided for in this Section 6 shall for any reason be unavailable or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b) in respect of any loss, claim, damage or liability (or action in respect thereof) referred to therein, each indemnifying party shall, in lieu of indemnifying such indemnified party (or, in the case of insufficiency, in addition to such indemnification), contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability (or action in respect thereof):

(i)                                     in such proportion as is appropriate to reflect the relative benefits received by the Company from the offering and sale of the Registrable Securities on the one hand and a Holder with respect to the sale by such Holder of such Registrable Securities on the other; or

(ii)                                  if the allocation provided by Section (6)(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 6(d)(i) but also the relative fault of the Company on the one hand and the Holders on the other in connection with the statements or omissions or alleged statements or alleged omissions that resulted in such loss, claim, damage or liability (or action in respect thereof), as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and a Holder on the other with respect to such offering and such sale shall be deemed to be in the same proportion as the aggregate net proceeds from the offering of the Debentures purchased under the Underwriting Agreement (before deducting expenses) received by the Company, on the one hand, bear to the aggregate proceeds received by such Holder with respect to its sale of Registrable Securities on the other. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Holders on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if the amount of contribution pursuant to this Section 6(d) were determined by pro rata allocation (even if the Holders or the Company, as the case may be, were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to above in the first sentence of this paragraph.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 6 shall be deemed to include, for purposes of this Section 6, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim.  The liability of any Holder, its director, officers, or any person who controls such Holder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the aggregate proceeds received by such Person for the Registrable Securities sold by such Person under the Resale Registration Statement.

Notwithstanding the provisions of this paragraph (d), no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section, each Person who controls a Holder within the meaning of either the 1933 Act or the 1934 Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each Person who controls the Corporation within the meaning of either the 1933 Act or the 1934 Act, each officer of the Corporation who shall have signed the Resale Registration Statement and each director of the Corporation shall have the same rights to contribution as the Corporation, subject in each case to the applicable terms and conditions of this paragraph (d).  The Holder’s obligation to contribute as provided in this Section 6(d) are several and not joint.

(f)            The provisions of this Section will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, any Holder or the Corporation or any of the officers, directors or controlling Persons referred to in this Section hereof, and will survive the sale by a Holder of securities covered by the Resale Registration Statement.

7.             Rule 144.

The Corporation covenants to the Holders of Registrable Securities that the Corporation shall use its reasonable efforts to timely file the reports required to be filed by it under the 1934 Act or the 1933 Act (including the reports under Section 13 and 15(d) of the 1934 Act referred to in subparagraph (c)(1) of Rule 144 adopted by the SEC under the 1933 Act) and the rules and regulations adopted by the SEC thereunder, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the 1933 Act within the limitations of the exemption provided by Rule 144 under the 1933 Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC.  Upon the request of any Holder of Registrable Securities in connection with that Holder’s sale pursuant to Rule 144, the Corporation shall deliver to such Holder a written statement as to whether it has complied with such requirements.

8.             Miscellaneous.

(a)           Entire Agreement; Amendments.  This Agreement and the other writings referred to herein (including the Indenture) or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties and supersede all prior agreements and understandings between the parties with respect to its subject matter.  This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by the Corporation and the Holders of at least a majority of the Shares constituting Registrable Securities (with Holders of outstanding Debentures deemed to be the Holders, for the purposes of this Section, of the number of outstanding Shares into which such Debentures are or would be convertible as of the date on which such consent is requested) at the time outstanding (the “Majority Holders”), provided, however, that with respect to any matter that directly or indirectly adversely affects the rights of any Underwriter hereunder the Company or such Majority Holders shall obtain the written consent of each such Underwriter against which such amended, qualification, supplement, waiver or consent is to be effective.  Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to depart from the provisions hereof, with respect to a matter relating exclusively to the rights of Holders of Registrable Securities being sold pursuant to a Resale Registration Statement, which does not directly or indirectly adversely affect the rights of other Holders, may be given by the Holders of at least a majority of the Shares constituting such Registrable Securities determined on the basis of the number of Shares being sold, rather than the aggregate number of Shares registered under such Resale Registration

Statement.  Each Holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any amendment or waiver effected pursuant to this Section 8(a), whether or not any notice, writing or marking indicating such amendment or waiver appears on such Registrable Securities or is delivered to such Holder.

(b)           Notices.  All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, if delivered personally or by courier, or three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested) as follows:

If to the Corporation, to it at 45 Hazelton Avenue, Toronto, Ontario, Canada M5R 2E3, Attention:  General Counsel;

If to the Underwriters, to the address set forth in the Underwriting Agreement;

and if to a Holder, to the address of such Holder set forth in the security register, the Notice and Questionnaire or other records of the Corporation or to such other address as the Corporation or any such Holder may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

(c)           Successors.  This Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto.  In the event that any transferee of any Holder of Registrable Securities shall acquire Registrable Securities, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be deemed a party hereto for all purposes and such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such transferee shall be entitled to receive the benefits of, and be conclusively deemed to have agreed to be bound by and to perform, all of the applicable terms and provisions of this Agreement, and may specifically enforce the provisions of this Agreement as if an original party hereto.

(d)           Survival.  The respective indemnities, agreements, representations, warranties and each other provision set forth in this Agreement or made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of any Holder of Registrable Securities, any director, officer or partner of such Holder, any agent or underwriter or any director, officer or partner thereof, or any controlling person of any of the foregoing, and shall survive delivery of and payment for the Registrable Securities pursuant to the Underwriting Agreement and the transfer and registration of Registrable Securities by such Holder.

(e)           APPLICABLE LAW.  THIS REGISTRATION RIGHTS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

(f)            Headings.  The descriptive headings of the several Sections and paragraphs of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

(g)           Counterparts.  This Agreement may be executed by the parties in counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

(h)           Agent for Service, Submission to Jurisdiction. The Company irrevocably consents and agrees that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or based on this Agreement may be brought in any United States federal or state court in the State of New York, County of New York.

The Company designates, appoints, and empowers MDC Partners Inc., 375 Hudson Street, New York, NY, 10014 (telephone: (212) 463-2777), as its designee, appointee and agent to receive and accept for and on its behalf, and its properties, assets and revenues, service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against the Company in any such United States federal or state court with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement and that may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts.  If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Company agrees to designate a new designee, appointee and agent in The City of New York on the terms and for the purposes of this Section 8(h) reasonably satisfactory to the Majority Holders.  The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against the Company by serving a copy thereof upon the relevant agent for service of process referred to in this Section 8(h) (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service).  The Company agrees that the failure of any such designee, appointee and agent to give any notice of such service to them shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

(i)            Debentures held by the Company or their Affiliates.  Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, the Registrable Securities held by the Company or its Affiliates (other than subsequent Holders that  are deemed to be Affiliates solely by reason of their holding such Debentures) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

Agreed to and accepted as of the date referred to above.

Very truly yours,

MDC PARTNERS INC.

By:
Name:
Title:

By:
Name:
Title:

SCOTIA CAPITAL INC.

By:
Name:
Title:

CIBC WORLD MARKETS INC.

By:
Name:
Title:

TD SECURITIES INC.

By:
Name:
Title:

GMP SECURITIES LTD.

By:
Name:
Title: